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                                                             Exhibit 21.1


                          SUBSIDIARIES OF VIATEL, INC.

                                        JURISDICTION OF INCORPORATION
UNITED STATES SUBSIDIARY               OR ORGANIZATION/ FOREIGN QUALIFICATIONS
------------------------               ---------------------------------------

Destia.com, Inc.                               Delaware
Destia Communications, Inc.                    Delaware, NY
Off the Mall Advertising Inc.                  Delaware
Viatel Argentina Holdings, Inc.                Delaware
Viatel Argentina Management, Inc.              Delaware
Viatel Brazil Holdings, Inc.                   Delaware
Viatel Brazil Management, Inc.                 Delaware
Viatel Cable Assets Inc.                       Delaware
Viatel Circe Cable System, Limited             Delaware
Viatel Colombia Holdings, Inc.                 Delaware
Viatel Colombia Management, Inc.               Delaware
Viatel Development Company                     Delaware, TX
Viatel Finance Company L.L.C.                  Delaware
Viatel Finland, Inc.                           Delaware
Viatel Global Communications, Ltd.             Delaware
Viatel Nebraska, Inc.                          Delaware
Viatel New Jersey, Inc.                        DE, NJ
Viatel Sales U.S.A., Inc.                      DE, IN, CA, IL, CO
Viatel Services, Inc.                          All States
Viatel Sweden, Inc.                            Delaware
Viatel Virginia, Inc.                          Delaware
VYTL LLC                                       Delaware (pending)
Voicenet Corporation                           New York
YYC Communications, Inc.                       DE, NY


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NAME OF FOREIGN SUBSIDIARY                     COUNTRY
--------------------------                     -------

Econophone GmbH                                Austria

Call BvBa                                      Belgium
Econophone NV                                  Belgium
Viaphone NV/SA                                 Belgium
Viatel Belgium S.A./N.V.                       Belgium

Destia Communications Canada Inc.              Canada

Viacol Ltda.                                   Colombia

Destia Communications SA                       France
Viatel Operations S.A.                         France
Viatel S.A.                                    France
VPN S.A.R.L.                                   France

Econophone GmbH                                Germany
Teleriffic Global Communications GmbH          Germany
Viatel Communications GmbH                     Germany
(Formerly Viaphone GmbH)
Viatel GmbH                                    Germany
Viatel German Asset GmbH                       Germany
Viatel German Holding GmbH                     Germany
Viatel Global Communications GmbH              Germany
ViCaMe Infrastructure Development GmbH         Germany

Econophone (Hellas), SA                        Greece

Call the World                                 Ireland
Destia Communications, Ltd.                    Ireland
Destia Communications Services, Ltd.           Ireland

Viatel Global Communications S.p.A.            Italy
Viatel S.R.L.                                  Italy

Econophone Netherlands B.V.                    Netherlands
Strijk B.V.                                    Netherlands
Viafoperations Communications B.V.             Netherlands
Viatel Global Communications B.V.              Netherlands

Viatel European Holding S.R.L.                 Spain
Viafon Dat Iberica, S.A.                       Spain
Viatel Global Communications Espana S.A.       Spain

Econophone AG                                  Switzerland
Econophone Services GmbH                       Switzerland

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NAME OF FOREIGN SUBSIDIARY                     COUNTRY
--------------------------                     -------

Phonecentre GmbH                               Switzerland
Viaphone AG                                    Switzerland
Viatel AG                                      Switzerland

Amber Hold, Limited                            United Kingdom
America 1st Limited                            United Kingdom
Destia Communications, Limited                 United Kingdom
Destia Communications Holdings, Limited        United Kingdom
Destia Network Services Limited                United Kingdom
Econophone, Limited                            United Kingdom
Network Managed Services Limited               United Kingdom
Viatel Communications U.K. Limited             United Kingdom (in formation)
Viatel Austria, Limited                        United Kingdom
Viatel Belgium Limited                         United Kingdom
Viatel Cable Assets Limited                    United Kingdom
Viatel Circe Assets Limited                    United Kingdom
Viatel Communications Limited                  United Kingdom
Viatel (I) Limited                             United Kingdom
Viatel Spain Limited                           United Kingdom
Viatel U.K. Limited                            United Kingdom
Viatel U.K. Holding Limited                    United Kingdom
Viatel Global Communications (UK) Limited      United Kingdom
Viatel Cables Limited                          United Kingdom
Viatel Holdings (UK) Limited                   United Kingdom
WaveTech, Limited                              United Kingdom
WaveTech Network Services Limited              United Kingdom